UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Silver Eagle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	80-0914174
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1450 2nd Street, Suite 247
Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, exercisable for ½ share of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-189498

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Silver Eagle Acquisition Corp. (the “Company”). The description of the units, common stock and warrants to purchase common stock contained under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-189498), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit
No.	Description

3.3	Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189498), filed with the Securities and Exchange Commission on July 19, 2013).

3.4	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189498), filed with the Securities and Exchange Commission on June 20, 2013).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189498), filed with the Securities and Exchange Commission on July 11, 2013).

4.2	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189498), filed with the Securities and Exchange Commission on July 2, 2013).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189498), filed with the Securities and Exchange Commission on July 11, 2013).

4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189498), filed with the Securities and Exchange Commission on July 19, 2013).

10.3	Form of Investment Management Trust Agreement Between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189498), filed with the Securities and Exchange Commission on July 19, 2013).

10.4	Form of Registration Rights Agreement by and among the Registrant, Global Eagle Acquisition LLC and the individuals party thereto (Incorporated by reference to Exhibit 10.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189498), filed with the Securities and Exchange Commission on July 11, 2013).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 24, 2013

SILVER EAGLE ACQUISITION CORP.

By:	/s/ James A. Graf
Name: James A. Graf
Title: Vice President, Chief Financial
Officer, Treasurer and Secretary

[Signature Page to Form 8-A]